UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2008

JAG Media Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

6865 SW 18th Street, Suite B13 Boca Raton, Florida		33433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 300-7410

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Proposed Transaction with BlueCreek Energy, Inc.:

On October 2, 2008, JAG Media entered into a non-binding letter of intent with BlueCreek Energy, Inc. a Colorado corporation ("BlueCreek"), e2Business Services, Inc., a Colorado corporation and majority shareholder of BlueCreek (“e2”) and YA Global Investments, L.P., a senior secured lender to BlueCreek pursuant to which, among other matters, JAG Media, BlueCreek and e2 would enter into a merger agreement under which BlueCreek would merge with a newly created subsidiary of the JAG Media.

During the afternoon of December 29, 2008, JAG Media received a letter from BlueCreek, dated December 29, 2008, stating that BlueCreek had elected to terminate further merger discussions with JAG Media, consistent with the terms of the letter of intent, and that BlueCreek is exploring other business combination opportunities.

JAG Media is currently in preliminary discussions with other companies regarding possible alternative merger transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
Thomas J. Mazzarisi
Chairman & Chief Executive Officer

Dated:  December 30, 2008